Exhibit 10.16(i)
AMENDMENT TO THE
CLEARWATER PAPER CORPORATION
BENEFITS PROTECTION TRUST AGREEMENT
This Amendment to the Clearwater Paper Corporation Benefits Protection Trust Agreement (“Trust”) is entered into by CLEARWATER PAPER CORPORATION, a Delaware corporation (the “Corporation”) and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), is effective as of August 8, 2013.
RECITALS

A.
Whereas the Corporation has adopted the nonqualified deferred compensation plans, programs and policies and has entered into the contracts which are listed on Schedule 1 (collectively, the “Plans”) of the Trust; and

B.	The parties now desire to amend and restate Schedule 1 of the Trust.
NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1.	The attached Schedule 1 “The Plans” is amended and restated in its entirety.

2.
No Further Modification. All other provisions of the Agreement will be unaffected by this Amendment and shall remain in full force and effect. The defined terms used in the Agreement have the same meanings when used in this Amendment unless otherwise indicated.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be executed by their duly authorized officers as of this 8th day of August, 2013.

CLEARWATER PAPER CORPORATION
/S/ JACKSON LYNCH
Jackson Lynch
Senior Vice President, Human Resources

U.S. BANK NATIONAL ASSOCIATION
/S/ JENNIFER HOGABOOM
Jennifer Hogaboom
Vice President

Schedule 1
THE PLANS
Clearwater Paper Corporation Salaried Supplemental Benefit Plan
Clearwater Paper Corporation Annual Incentive Plan
Clearwater Paper Corporation Deferred Compensation Plan for Directors
Clearwater Paper Corporation Management Deferred Compensation Plan *
Clearwater Paper Executive Severance Plan
Clearwater Paper Change of Control Plan
Clearwater Paper Salaried Severance Plan **
Deferred Compensation Agreement Between Potlatch Corporation and Richard N. Congreve dated as of December 2, 1982, as amended
Severance and/or Employment Agreements:
Massman, Linda K.
Jones, Gordon L.
DeVleming, Robert P.
Beech, John M.
Collier, James R.
Congreve, Richard N.
DeBorde, Robert M.
Fleshman, Nancy (survivor of James Fleshman)
Morton, G. William
Saarela, Edward G.

*
The contributions made to the Trust Fund by the Corporation with respect to Directed Investment Accounts under the Management Deferred Compensation Plan shall be held in separate sub-accounts and the provisions of Section 3 shall apply separately to such sub-accounts.

**
The contributions made to the Trust Fund by the Corporation with respect to the Salaried Severance Plan shall be held in a separate sub-account and the provisions of Section 3 shall apply separately to such sub-account.